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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Pre-Effective Amendment No. 2 to Registration Statement No. 333-65488 of JLM Industries, Inc. (the "Company") on Form S-3 of our report dated April 17, 2001 appearing in the Annual Report on Form 10-K/A Amendment No. 3 of the Company for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP


Tampa, Florida
October 19, 2001